Exhibit 99.1

500 Laurel Street Baton Rouge, LA 70801 Phone: 877.614.7600

FOR IMMEDIATE RELEASE January 25, 2023	Misty Albrecht b1BANK 225.286.7879 Misty.Albrecht@b1BANK.com

BUSINESS FIRST BANCSHARES, INC., ANNOUNCES FINANCIAL RESULTS FOR FISCAL YEAR 2022 AND Q4 2022

Baton Rouge, La. (January 25, 2023) – Business First Bancshares, Inc. (NASDAQ: BFST) (Business First), parent company of b1BANK, today announced its unaudited results for the year ended December 31, 2022, including net income available to common shareholders of $52.9 million, or $2.32 per diluted common share, an increase of $0.8 million and decrease of $0.21, respectively, from the prior year ended December 31, 2021. On a non-GAAP basis, core net income for the year ended December 31, 2022, which excludes certain income and expenses, was $57.6 million, or $2.52 per diluted common share, an increase of $3.7 million and decrease of $0.09, respectively, from prior year ended December 31, 2021. The results for the year ended December 31, 2021, included a $9.2 million pre-tax gain on the sale of substantially all of the Small Business Administration (SBA) Paycheck Protection Program (PPP) loans. The sale increased diluted earnings per common share by $0.35 for the year.

For the quarter ended December 31, 2022, Business First reported net income available to common shareholders of $16.6 million, or $0.67 per diluted common share, increases of $2.8 million and $0.06, respectively, from the quarter ended September 30, 2022. On a non-GAAP basis, core net income for the quarter ended December 31, 2022, which excludes certain income and expenses, was $16.4 million, unchanged from the linked quarter. On a per share basis, core net income was $0.66 per diluted common share for the current quarter, a decrease of $0.06 from the quarter ended September 30, 2022. The per share decrease was largely impacted by the issuance of 2,500,000 shares of common stock in an underwritten public offering at a public offering price of $20.00 per share during October 2022. Additionally, the Company paid a $1.4 million quarterly preferred dividend during the quarter ended December 31, 2022.

“2022 was a pivotal year for b1BANK, highlighted by record financial and operational performance,” said Jude Melville, president and CEO. “Long-term investments in personnel, technology and infrastructure are producing concrete returns. Asset quality remains solid. Our balance sheet has been fortified by the raising of over $120 million in preferred and common equity. These things lead us to be optimistic about our franchise’s potential in 2023 and beyond.”

On January 25, 2023, Business First’s board of directors declared a quarterly dividend based upon financial performance for the fourth quarter in the amount of $0.12 per share, same as the prior quarter. The dividend will be paid on February 28, 2023, or as soon thereafter as practicable, to the common shareholders of record as of February 15, 2023. Additionally, the board of directors declared a quarterly dividend in the amount of $18.75 per share, which is the full quarterly dividend of 1.875% based on the per annum rate of 7.50%. The dividend will be paid on February 28, 2023, or as soon therefore as practicable, to the preferred shareholders of record as of February 15, 2023.

Quarterly Highlights

●

Solid Loan Growth. Total loans held for investment at December 31, 2022, were $4.6 billion, an increase of $176.3 million compared to September 30, 2022, or 3.98% for the quarter, 15.79% annualized. Based on unpaid principal balances, 44.1% of loan growth for the quarter ended December 31, 2022, was attributable to our Dallas Fort Worth region, 31.2% to the Houston region, 19.7% to the Capital region, and 13.6% to the Greater New Orleans region. As of December 31, 2022, approximately 35% of Business First’s loan portfolio resides in Texas based on unpaid principal balance.

●

Management of Net Interest Margin. For the quarter ended December 31, 2022, net interest income totaled $56.1 million and net interest margin and net interest spread were 4.06% and 3.43%, respectively, compared to $53.5 million, 4.01% and 3.65% for the quarter ended September 30, 2022. Non-GAAP net interest margin and net interest spread (excluding loan discount accretion of $4.2 million) were 3.75% and 3.13%, respectively, for the quarter ended December 31, 2022, compared to 3.88% and 3.52% (excluding loan discount accretion of $1.7 million) for the quarter ended September 30, 2022. Net interest margin excluding loan discount accretion declined from the linked quarter due to a $650,000 acceleration of interest income from full repayment of a nonaccrual loan in July 2022, which accounted for approximately five basis points of the decrease, as well as increased deposit and Federal Home Loan Bank (FHLB) short-term fundings costs during the fourth quarter of 2022, which were mostly offset by increased loan offering rates, repricing, and volume.

●

Solid Return on Assets and Equity. Return to common shareholders on average assets and common equity, each on an annualized basis, were 1.12% and 13.56%, respectively, for the quarter ended December 31, 2022, compared to 0.96% and 12.37%, respectively, for the quarter ended September 30, 2022. Non-GAAP core return on average assets and common equity, each on an annualized basis, were 1.10% and 13.37%, respectively, for the quarter ended December 31, 2022, compared to 1.14% and 14.68%, respectively, for the quarter ended September 30, 2022.

●

Overall Credit Quality Remains Stable. Ratios of nonperforming loans to loans held for investment and nonperforming assets to total assets remained steady at 0.25% and 0.21%, respectively at December 31, 2022, and September 30, 2022.

●	Common Stock Issuance. Business First completed an issuance of 2,500,000 shares of common stock in an underwritten public offering at a public offering price of $20.00 per share on October 17, 2022.

Statement of Financial Condition

Loans

Loans held for investment increased $176.3 million or 3.98%, 15.79% annualized, for the quarter ended December 31, 2022. For the year ended December 31, 2022, loans held for investment increased $1.4 billion or 44.41%. Organic loan growth, which excludes the beginning book value of the acquired Texas Citizens loan portfolio, was $1.1 billion or 33.45% for the year ended December 31, 2022.

Loan growth from the linked quarter was attributed to originations in the real estate - construction and land portfolio, $85.2 million or 48.33%, and in the commercial portfolio, $77.6 million or 44.02%. Our Dallas Fort Worth region produced 44.1% of the total growth from the linked quarter based on unpaid principal balance, while we also continued to originate growth from several of our other key strategic markets, 31.2% from the Houston region, 19.7% from the Capital region, and 13.6% from the Greater New Orleans region. As of December 31, 2022, approximately 35% of Business First’s loan portfolio resides in Texas based on unpaid principal balances.

Credit Quality

Nonperforming loans as a percentage of total loans held for investment and nonperforming assets as a percentage of total assets remained consistent with the linked quarter at 0.25% and 0.21%, respectively. Loans 90 days past due and accruing decreased $786,000 while nonaccrual loans increased $1.2 million, $900,000 of which was attributed to a single relationship for which Business First recorded a provision for loan losses of $550,000 during the quarter. We believe the credit circumstances of this relationship are isolated and not systemic to the rest of the loan portfolio.

Securities

The securities portfolio increased $5.8 million or 0.65%, from the linked quarter. The increase was the net impact of positive fair value adjustments, $13.4 million, and $23.3 million of purchases with tax equivalent yields between 4.4% and 6.7% during the quarter ended December 31, 2022, offset by security paydowns and maturities.

Deposits

Deposits increased $234.2 million or 5.11%, 20.26% annualized, for the quarter ended December 31, 2022. For the year ended December 31, 2022, deposits increased $743.1 million or 18.22%. Organic deposit growth, which excludes the deposits of the acquired Texas Citizens portfolio, was $265.8 million or 6.52% for the year ended December 31, 2022.

Noninterest-bearing deposits decreased $63.9 million or 3.96%, and interest-bearing deposits increased $298.2 million or 10.03%, compared to the linked quarter.

Borrowings

Borrowings decreased $116.9 million or 17.27%, from the linked quarter. The decrease was largely attributed to a reduction in short-term, seven-day FHLB borrowings. The linked quarter increase in deposits was the main driver of the paydown in short-term borrowings.

Shareholders’ Equity

In October 2022, Business First issued 2,500,000 shares of common stock in an underwritten public offering at a public offering price of $20.00 per share. After deducting underwriting discounts and commissions and estimated offering expenses, the Company expects the net proceeds of the offering to be approximately $46.8 million. Additionally, accumulated other comprehensive income increased $10.5 million due to favorable after-tax fair value changes in the securities portfolio. Book value per common share was $20.25 at December 31, 2022, compared to $19.29 at September 30, 2022. On a non-GAAP basis, tangible book value per common share was $16.17 at December 31, 2022, compared to $14.73 at September 30, 2022.

Results of Operations

Net Interest Income

For the quarter ended December 31, 2022, net interest income totaled $56.1 million and net interest margin and net interest spread were 4.06% and 3.43%, respectively, compared to $53.5 million, 4.01% and 3.65% for the quarter ended September 30, 2022. The quarter ended December 31, 2022, included additional loan discount accretion due to a large, acquired loan payoff and accelerated accretion from the purchased impaired portfolio. The quarter ended September 30, 2022, included additional interest income of approximately $650,000 associated with a nonaccrual loan that was paid in full during the quarter. Overall costs of funds, which includes noninterest bearing deposits, increased from 0.77% to 1.38% or 61 basis points, from the linked quarter.

Non-GAAP net interest margin and net interest spread (excluding loan discount accretion of $4.2 million) were 3.75% and 3.13%, respectively, for the quarter ended December 31, 2022, compared to 3.88% and 3.52% (excluding loan discount accretion of $1.7 million) for the quarter ended September 30, 2022. The average yield on the loan portfolio (excluding SBA PPP loans and loan discount accretion) was 5.72% compared to 5.30% from the linked quarter. The compression of both net interest margin and net interest spread were largely attributed to the continued increases in short-term rates during the quarter ended December 31, 2022, resulting in a 104 and 84 basis point increase in average cost in FHLB borrowings and interest-bearing deposits, respectively. Although increased fundings costs negatively impact our margin and spread, we were able to offset a significant amount of the compression through increased loan offering rates, repricing, and volume.

Provision for Loan Losses

During the quarter ended December 31, 2022, Business First recorded a provision for loan losses of $3.1 million, compared to $3.3 million for the quarter ended September 30, 2022. The provision for loan losses for the quarter ended December 31, 2022, was impacted by individual reserves of $1.4 million and $550,000 on two separate loan relationships. Reserves on these loans are due to individual credit circumstances which we do not believe are systemic to the remainder of our loan portfolio.

Other Income

For the quarter ended December 31, 2022, other income increased $163,000, or 2.01%, compared to the quarter ended September 30, 2022. Notable variances included a $149,000 increase in service charges, $140,000 increase in fees and brokerage commissions, offset by a $205,000 reduction in gains on sales of loans due to less activity during the quarter ended December 31, 2022.

Non-GAAP other income was $422,000 lower than GAAP due to insurance recoveries attributed to salary expense and lost revenue from storm claims, compared to $265,000 of insurance recoveries for the quarter ended September 30, 2022.

Other Expenses

For the quarter ended December 31, 2022, other expense decreased by $2.6 million, or 6.35%, compared to the quarter ended September 30, 2022. The decrease was largely attributable to a $3.1 million decrease in merger and conversion-related expenses. Salaries and employee benefits increased marginally by $299,000, advertising and promotions increased $427,000 due to deposit promotions and other advertising production costs, and other expense increased $534,000 largely attributed to loan collection costs and miscellaneous expenses.

Non-GAAP other expense was $138,000 lower than GAAP due to merger and conversion-related expenses attributed to the Texas Citizens acquisition for the quarter ended December 31, 2022, compared to $3.5 million of merger and conversion-related expenses for the quarter ended September 30, 2022.

Return on Assets and Common Equity

Return to common shareholders on average assets and common equity, each on an annualized basis, were 1.12% and 13.56%, respectively, for the quarter ended December 31, 2022, compared to 0.96% and 12.37%, respectively, for the quarter ended September 30, 2022. Non-GAAP return to common shareholders on average assets and common equity, each on an annualized basis, were 1.10% and 13.37%, respectively, for the quarter ended December 31, 2022, compared to 1.14% and 14.68%, respectively, for the quarter ended September 30, 2022.

Conference Call and Webcast

Executive management will host a conference call and webcast to discuss results on Thursday, January 26, at 8:00 a.m. Central time. Interested parties may attend the call by dialing toll-free 1-800-715-9871 (North America only), conference ID 4870042, or asking for the Business First Bancshares conference call. The live webcast can be found at https://edge.media-server.com/mmc/p/d55ub27o. The corresponding slide presentation can be assessed the day of the presentation on b1BANK’s website at https://www.b1bank.com/shareholder-info.

About Business First Bancshares, Inc.

Business First Bancshares, Inc., (Nasdaq: BFST) through its banking subsidiary b1BANK, has $6.0 billion in assets, $6.5 billion in assets under management through b1BANK’s affiliate Smith Shellnut Wilson, LLC (SSW) (excludes $0.9 billion of b1BANK assets managed by SSW) and operates Banking Centers and Loan Production Offices in markets across Louisiana and the Dallas and Houston, Texas areas, providing commercial and personal banking products and services. Commercial banking services include commercial loans and letters of credit, working capital lines and equipment financing, and treasury management services. b1BANK was awarded #1 Best-In-State Bank, Louisiana, by Forbes and Statista, and is a multiyear winner of American Banker’s “Best Banks to Work For.” Visit b1BANK.com for more information.

Non-GAAP Financial Measures

This press release includes certain non-GAAP financial measures (e.g., referenced as “core” or “tangible”) intended to supplement, not substitute for, comparable GAAP measures. “Core” measures typically adjust income available to common shareholders for certain significant activities or transactions that, in management’s opinion, can distort period-to-period comparisons of Business First’s performance. Transactions that are typically excluded from non-GAAP “core” measures include realized and unrealized gains/losses on former bank premises and equipment, investment sales, acquisition-related expenses (including, but not limited to, legal costs, system conversion costs, severance and retention payments, etc.). “Tangible” measures adjust common equity by subtracting goodwill, core deposit intangibles, and customer intangibles, net of accumulated amortization. Management believes presentations of these non-GAAP financial measures provide useful supplemental information that is essential to a proper understanding of the operating results of Business First’s core business. These non-GAAP disclosures are not necessarily comparable to non-GAAP measures that may be presented by other companies. Reconciliations of non-GAAP financial measures to GAAP financial measures are provided at the end of the tables below.

Special Note Regarding Forward-Looking Statements

Certain statements contained in this release may not be based on historical facts and are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements may be identified by their reference to a future period or periods or by the use of forward-looking terminology such as “anticipate,” “believe,” “estimate,” “expect,” “may,” “might,” “will,” “would,” “could,” or “intend.” We caution you not to place undue reliance on the forward-looking statements contained in this news release, in that actual results could differ materially from those indicated in such forward-looking statements as a result of a variety of factors, including those factors specified in our Annual Report on Form 10-K and other public filings. We undertake no obligation to update these forward-looking statements to reflect events or circumstances that occur after the date of this news release.

Additional Information

For additional information about Business First, you may obtain Business First’s reports that are filed with the Securities and Exchange Commission (SEC) free of charge by using the SEC’s EDGAR service on the SEC’s website at www.SEC.gov or by contacting the SEC for further information at 1-800-SEC-0330. Alternatively, these documents can be obtained free of charge from Business First by directing a request to: Business First Bancshares, Inc., 500 Laurel Street, Suite 101, Baton Rouge, Louisiana 70801, Attention: Corporate Secretary.

No Offer or Solicitation

This release does not constitute or form part of any offer to sell, or a solicitation of an offer to purchase, any securities of Business First. There will be no sale of securities in any jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction.

Business First Bancshares, Inc.
Selected Financial Information
(Unaudited)

	For the Quarter Ended
	December 31,	September 30,	December 31,
(Dollars in thousands)	2022	2022	2021

Balance Sheet Ratios

Loans (HFI) to Deposits	95.56%	96.59%	78.23%
Shareholders' Equity to Assets Ratio	9.69%	8.75%	9.17%

Loans Receivable Held for Investment (HFI)

Commercial (1)	$1,090,343	$1,012,778	$721,385
Real Estate:
Construction and Land	722,074	636,869	548,528
Farmland	193,587	190,829	87,463
1-4 Family Residential	557,741	545,880	467,699
Multi-Family Residential	98,637	102,056	97,508
Nonfarm Nonresidential	1,826,819	1,823,408	1,144,426
Total Real Estate	3,398,858	3,299,042	2,345,624
Consumer and Other	116,975	118,080	122,599
Total Loans (Held for Investment)	$4,606,176	$4,429,900	$3,189,608

Allowance for Loan Losses

Balance, Beginning of Period	$35,201	$32,317	$28,146
Charge-offs – Quarterly	(387)	(667)	(385)
Recoveries – Quarterly	313	278	51
Provision for Loan Losses – Quarterly	3,051	3,273	1,300
Balance, End of Period	$38,178	$35,201	$29,112

Allowance for Loan Losses to Total Loans (HFI)	0.83%	0.79%	0.91%
Net Charge-offs (Recoveries) to Average Quarterly Total Loans	0.00%	0.01%	0.01%

Remaining Loan Purchase Discount	$27,000	$36,089	$27,573

Nonperforming Assets

Nonperforming Loans:
Nonaccrual Loans (2)	$11,054	$9,843	$12,868
Loans Past Due 90 Days or More (2)	335	1,121	222
Total Nonperforming Loans	11,389	10,964	13,090
Other Nonperforming Assets:
Other Real Estate Owned	1,372	840	1,427
Other Nonperforming Assets	62	180	-
Total Other Nonperforming Assets	1,434	1,020	1,427
Total Nonperforming Assets	$12,823	$11,984	$14,517

Nonperforming Loans to Total Loans (HFI)	0.25%	0.25%	0.41%
Nonperforming Assets to Total Assets	0.21%	0.21%	0.31%

(1) Small Business Administration (SBA) Paycheck Protection Program (PPP) loans accounted for $2.8 million of the commercial portfolio as of December 31, 2022.
SBA PPP loans accounted for $3.0 million of the commercial portfolio as of September 30, 2022.
SBA PPP loans accounted for $5.4 million of the commercial portfolio as of December 31, 2021.

(2) Past due and nonaccrual loan amounts exclude acquired impaired loans, even if contractually past due or if the Company does not expect to receive payment in full, as the Company is currently accreting interest income over the expected life of the loans.

Business First Bancshares, Inc.
Selected Financial Information
(Unaudited)

	Three Months Ended			Year Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
(Dollars in thousands, except per share data)	2022	2022	2021	2022	2021

Per Share Data

Basic Earnings per Common Share	$0.68	$0.61	$0.59	$2.34	$2.54
Diluted Earnings per Common Share	0.67	0.61	0.59	2.32	2.53
Dividends per Common Share	0.12	0.12	0.12	0.48	0.46
Book Value per Common Share	20.25	19.29	21.24	20.25	21.24

Average Common Shares Outstanding	24,542,120	22,468,939	20,299,704	22,633,478	20,502,249
Average Diluted Common Shares Outstanding	24,757,143	22,650,640	20,462,317	22,817,493	20,634,281
End of Period Common Shares Outstanding	25,110,313	22,605,136	20,400,349	25,110,313	20,400,349

Annualized Performance Ratios

Return to Common Shareholders on Average Assets (1)	1.12%	0.96%	1.04%	0.97%	1.18%
Return to Common Shareholders on Average Common Equity (1)	13.56%	12.37%	11.11%	11.59%	12.25%
Net Interest Margin (1)	4.06%	4.01%	3.54%	3.92%	3.84%
Net Interest Spread (1)	3.43%	3.65%	3.35%	3.57%	3.65%
Efficiency Ratio (2)	59.60%	66.47%	65.55%	65.26%	61.84%

Total Quarterly/YTD Average Assets	$5,899,972	$5,702,312	$4,584,460	$5,473,508	$4,403,670
Total Quarterly/YTD Average Common Equity	486,338	442,778	430,834	456,388	425,692

Other Expenses

Salaries and Employee Benefits	$22,205	$21,906	$17,355	$85,222	$65,825
Occupancy and Bank Premises	2,285	2,485	1,522	9,244	7,238
Depreciation and Amortization	1,700	1,850	793	6,853	5,792
Data Processing	2,201	2,155	2,032	8,358	8,137
FDIC Assessment Fees	611	839	668	2,854	2,194
Legal and Other Professional Fees	462	619	480	2,359	2,679
Advertising and Promotions	1,571	1,144	999	3,949	2,712
Utilities and Communications	759	833	586	3,193	2,475
Ad Valorem Shares Tax	962	813	449	3,400	2,499
Directors' Fees	270	288	207	972	790
Other Real Estate Owned Expenses and Write-Downs	11	133	76	193	736
Merger and Conversion-Related Expenses	138	3,244	266	4,808	515
Other	5,171	4,637	3,982	18,004	15,469
Total Other Expenses	$38,346	$40,946	$29,415	$149,409	$117,061

Other Income

Service Charges on Deposit Accounts	$2,265	$2,116	$1,800	$8,272	$6,813
(Loss)/Gain on Sales of Securities	(2)	(7)	444	(48)	378
Debit Card and ATM Fee Income	1,582	1,667	1,554	6,407	6,199
Bank-Owned Life Insurance Income	526	561	367	1,931	1,396
Gain on Sales of Loans	59	264	3	574	10,117
Mortgage Origination Income	105	57	169	532	866
Fees and Brokerage Commission	1,760	1,620	1,721	6,964	5,015
Gain (Loss) on Sales of Other Real Estate Owned	3	12	(35)	33	(1,122)
Gain (Loss) on Disposal of Other Assets	(1)	1	(9)	(717)	112
Gain on Sale of Branch	-	-	492	-	492
Pass-Through Income from Other Investments	608	572	555	1,347	2,615
Other	1,373	1,252	(86)	4,015	2,901
Total Other Income	$8,278	$8,115	$6,975	$29,310	$35,782

(1) Average outstanding balances are determined utilizing monthly averages and average yield/rate is calculated utilizing an Actual/365 day count convention.
(2) Noninterest expense (excluding provision for loan losses) divided by noninterest income plus net interest income less gain/loss on sales of securities.

Business First Bancshares, Inc.
Consolidated Balance Sheets
(Unaudited)

	December 31,	September 30,	December 31,
(Dollars in thousands)	2022	2022	2021

Assets

Cash and Due From Banks	$152,740	$152,671	$68,375
Federal Funds Sold	15,606	11,137	227,044
Securities Available for Sale, at Fair Values	890,751	884,960	1,021,061
Mortgage Loans Held for Sale	304	545	1,200
Loans and Lease Receivable	4,606,176	4,429,900	3,189,608
Allowance for Loan Losses	(38,178)	(35,201)	(29,112)
Net Loans and Lease Receivable	4,567,998	4,394,699	3,160,496
Premises and Equipment, Net	63,177	63,765	58,155
Accrued Interest Receivable	25,666	22,454	19,597
Other Equity Securities	37,467	39,390	16,619
Other Real Estate Owned	1,372	840	1,427
Cash Value of Life Insurance	91,958	88,743	60,380
Deferred Taxes, Net	31,194	36,691	8,822
Goodwill	88,543	88,543	59,894
Core Deposit and Customer Intangibles	14,042	14,567	12,203
Other Assets	9,642	7,686	11,105

Total Assets	$5,990,460	$5,806,691	$4,726,378

Liabilities

Deposits
Noninterest-Bearing	$1,549,381	$1,613,310	$1,291,036
Interest-Bearing	3,270,964	2,972,795	2,786,247
Total Deposits	4,820,345	4,586,105	4,077,283

Securities Sold Under Agreements to Repurchase	20,208	22,072	19,121
Fed Funds Purchased	14,057	-	-
Short-Term Borrowings	9	5,009	20
Subordinated Debt	110,749	110,902	81,427
Subordinated Debt - Trust Preferred Securities	5,000	5,000	5,000
Federal Home Loan Bank Borrowings	410,100	534,059	82,022
Accrued Interest Payable	2,092	1,023	1,354
Other Liabilities	27,419	34,519	26,783

Total Liabilities	5,409,979	5,298,689	4,293,010

Shareholders' Equity

Preferred Stock	71,930	72,010	-
Common Stock	25,110	22,605	20,400
Additional Paid-In Capital	393,690	347,721	292,271
Retained Earnings	163,955	150,336	121,874
Accumulated Other Comprehensive Income (Loss)	(74,204)	(84,670)	(1,177)

Total Shareholders' Equity	580,481	508,002	433,368

Total Liabilities and Shareholders' Equity	$5,990,460	$5,806,691	$4,726,378

Business First Bancshares, Inc.
Consolidated Statements of Income
(Unaudited)

		Three Months Ended		Year Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
(Dollars in thousands)	2022	2022	2021	2022	2021

Interest Income:
Interest and Fees on Loans	$69,364	$58,846	$38,337	$218,032	$156,791
Interest and Dividends on Securities	4,316	4,200	3,904	16,503	13,520
Interest on Federal Funds Sold and Due From Banks	825	427	50	1,579	127
Total Interest Income	74,505	63,473	42,291	236,114	170,438

Interest Expense:
Interest on Deposits	13,307	6,286	2,645	24,413	12,183
Interest on Borrowings	5,138	3,707	1,302	12,124	4,371
Total Interest Expense	18,445	9,993	3,947	36,537	16,554

Net Interest Income	56,060	53,480	38,344	199,577	153,884

Provision for Loan Losses:	3,051	3,273	1,300	10,886	8,047

Net Interest Income After Provision for Loan Losses	53,009	50,207	37,044	188,691	145,837

Other Income:
Service Charges on Deposit Accounts	2,265	2,116	1,800	8,272	6,813
(Loss)/Gain on Sales of Securities	(2)	(7)	444	(48)	378
Gain on Sales of Loans	59	264	3	574	10,117
Other Income	5,956	5,742	4,728	20,512	18,474
Total Other Income	8,278	8,115	6,975	29,310	35,782

Other Expenses:
Salaries and Employee Benefits	22,205	21,906	17,355	85,222	65,825
Occupancy and Equipment Expense	4,918	5,122	3,857	19,367	15,750
Merger and Conversion-Related Expense	138	3,244	266	4,808	515
Other Expenses	11,085	10,674	7,937	40,012	34,971
Total Other Expenses	38,346	40,946	29,415	149,409	117,061

Income Before Income Taxes:	22,941	17,376	14,604	68,592	64,558

Provision for Income Taxes:	4,974	3,576	2,536	14,337	12,422

Net Income:	17,967	13,800	12,068	54,255	52,136

Preferred Stock Dividends:	(1,350)	-	-	(1,350)	-

Net Income Available to Common Shareholders	$16,617	$13,800	$12,068	$52,905	$52,136

Business First Bancshares, Inc.
Consolidated Net Interest Margin
(Unaudited)

	Three Months Ended
	December 31, 2022			September 30, 2022			December 31, 2021
	Average			Average			Average
	Outstanding	Interest Earned /	Average	Outstanding	Interest Earned /	Average	Outstanding	Interest Earned /	Average
(Dollars in thousands)	Balance	Interest Paid	Yield / Rate	Balance	Interest Paid	Yield / Rate	Balance	Interest Paid	Yield / Rate

Assets

Interest-Earning Assets:
Total Loans (Excluding SBA PPP)	$4,516,794	$69,357	6.09%	$4,278,184	$58,839	5.46%	$3,106,477	$38,318	4.89%
SBA PPP Loans	2,849	7	0.99%	2,953	7	0.99%	7,733	19	0.99%
Securities	901,236	4,316	1.90%	951,479	4,200	1.75%	1,041,437	3,904	1.49%
Interest-Bearing Deposit in Other Banks	62,013	825	5.28%	54,730	427	3.10%	143,488	50	0.14%
Total Interest-Earning Assets	5,482,892	74,505	5.39%	5,287,346	63,473	4.76%	4,299,135	42,291	3.90%
Allowance for Loan Losses	(35,951)			(33,215)			(28,379)
Noninterest-Earning Assets	453,031			448,181			313,704
Total Assets	$5,899,972	$74,505		$5,702,312	$63,473		$4,584,460	$42,291

Liabilities and Shareholders' Equity

Interest-Bearing Liabilities:
Interest-Bearing Deposits	$3,157,513	$13,307	1.67%	$3,009,565	$6,286	0.83%	$2,653,041	$2,645	0.40%
Subordinated Debt	110,800	1,363	4.88%	110,953	1,332	4.76%	81,427	1,026	5.00%
Subordinated Debt - Trust Preferred Securities	5,000	85	6.74%	5,000	68	5.40%	5,000	42	3.33%
Advances from Federal Home Loan Bank (FHLB)	436,233	3,555	3.23%	396,267	2,194	2.20%	83,374	229	1.09%
First National Bankers Bank Line of Credit	1,667	30	7.14%	5,000	70	5.55%	-	-	0.00%
Other Borrowings	25,815	105	1.61%	22,381	43	0.76%	25,774	5	0.08%
Total Interest-Bearing Liabilities	3,737,028	18,445	1.96%	3,549,166	9,993	1.12%	2,848,616	3,947	0.55%

Noninterest-Bearing Liabilities:
Noninterest-Bearing Deposits	$1,567,507			$1,626,055			$1,276,279
Other Liabilities	37,138			60,310			28,731
Total Noninterest-Bearing Liabilities	1,604,645			1,686,365			1,305,010
Shareholders' Equity:
Common Shareholders' Equity	486,338			442,778			430,834
Preferred Equity	71,961			24,003			-
Total Shareholder's Equity	558,299			466,781			430,834
Total Liabilities and Shareholders' Equity	$5,899,972			$5,702,312			$4,584,460

Net Interest Spread			3.43%			3.65%			3.35%
Net Interest Income		$56,060			$53,480			$38,344
Net Interest Margin			4.06%			4.01%			3.54%

Overall Cost of Funds			1.38%	`		0.77%			0.38%

NOTE: Average outstanding balances are determined utilizing monthly averages and average yield/rate is calculated utilizing an Actual/365 day count convention.

Business First Bancshares, Inc.
Consolidated Net Interest Margin
(Unaudited)

	Year Ended
	December 31, 2022			December 31, 2021
	Average			Average
	Outstanding	Interest Earned /	Average	Outstanding	Interest Earned /	Average
(Dollars in thousands)	Balance	Interest Paid	Yield / Rate	Balance	Interest Paid	Yield / Rate

Assets

Interest-Earning Assets:
Total Loans (Excluding SBA PPP)	$4,016,947	$217,997	5.43%	$2,878,306	$148,638	5.16%
SBA PPP Loans	3,489	35	1.00%	158,714	8,153	5.14%
Securities	956,232	16,503	1.73%	870,282	13,520	1.55%
Interest-Bearing Deposit in Other Banks	115,016	1,579	1.37%	104,471	127	0.12%
Total Interest-Earning Assets	5,091,684	236,114	4.64%	4,011,773	170,438	4.25%
Allowance for Loan Losses	(32,093)			(26,132)
Noninterest-Earning Assets	413,917			418,029
Total Assets	$5,473,508	$236,114		$4,403,670	$170,438

Liabilities and Shareholders' Equity

Interest-Bearing Liabilities:
Interest-Bearing Deposits	$3,007,882	$24,413	0.81%	$2,604,825	$12,183	0.47%
Subordinated Debt	106,054	5,108	4.82%	68,183	3,526	5.17%
Subordinated Debt - Trust Preferred Securities	5,000	247	4.94%	5,000	168	3.36%
Advances from Federal Home Loan Bank (FHLB)	271,025	6,479	2.39%	47,325	554	1.17%
First National Bankers Bank Line of Credit	2,500	121	4.84%	-	-	0.00%
Other Borrowings	23,197	169	0.73%	27,182	123	0.45%
Total Interest-Bearing Liabilities	3,415,658	36,537	1.07%	2,752,515	16,554	0.60%

Noninterest-Bearing Liabilities:
Noninterest-Bearing Deposits	1,539,938			1,196,970
Other Liabilities	37,533			28,493
Total Noninterest-Bearing Liabilities	1,577,471			1,225,463
Shareholders' Equity:
Common Shareholders' Equity	456,388			425,692
Preferred Equity	23,991			-
Total Shareholder's Equity	480,379			425,692
Total Liabilities and Shareholders' Equity	$5,473,508			$4,403,670

Net Interest Spread			3.57%			3.65%
Net Interest Income		$199,577			$153,884
Net Interest Margin			3.92%			3.84%

Overall Cost of Funds			0.74%			0.42%

NOTE: Average outstanding balances are determined utilizing monthly averages and average yield/rate is calculated utilizing an Actual/365 day count convention.

Business First Bancshares, Inc.
Non-GAAP Measures
(Unaudited)

	Three Months Ended			Year Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
(Dollars in thousands, except per share data)	2022	2022	2021	2022	2021

Interest Income:
Interest income	$74,505	$63,473	$42,291	$236,114	$170,438
Core interest income	74,505	63,473	42,291	236,114	170,438
Interest Expense:
Interest expense	18,445	9,993	3,947	36,537	16,554
Core interest expense	18,445	9,993	3,947	36,537	16,554
Provision for Loan Losses: (b)
Provision for loan losses	3,051	3,273	1,300	10,886	8,047
Core provision expense	3,051	3,273	1,300	10,886	8,047
Other Income:
Other income	8,278	8,115	6,975	29,310	35,782
Losses on former bank premises and equipment	-	-	78	717	1,010
Losses/(Gains) on sale of securities	2	7	(444)	48	(378)
Gain on sale of branch	-	-	(492)	-	(492)
Insurance reimbursement of storm expenditures	(422)	(265)	-	(687)	-
Core other income	7,858	7,857	6,117	29,388	35,922
Other Expense:
Other expense	38,346	40,946	29,415	149,409	117,061
Acquisition-related expenses (2)	(138)	(3,521)	(266)	(5,178)	(515)
Occupancy and bank premises - storm repair	-	-	(57)	(501)	(1,556)
Core other expense	38,208	37,425	29,092	143,730	114,990
Pre-Tax Income: (a)
Pre-tax income	22,941	17,376	14,604	68,592	64,558
Losses on former bank premises and equipment	-	-	78	717	1,010
Losses/(Gains) on sale of securities	2	7	(444)	48	(378)
Insurance reimbursment of storm expenditures	(422)	(265)	-	(687)	-
Gain on sale of branch	-	-	(492)	-	(492)
Acquisition-related expenses (2)	138	3,521	266	5,178	515
Occupancy and bank premises - storm repair	-	-	57	501	1,556
Core pre-tax income	22,659	20,639	14,069	74,349	66,769
Provision for Income Taxes: (1)
Provision for income taxes	4,974	3,576	2,536	14,337	12,422
Tax on losses on former bank premises and equipment	-	-	16	151	211
Tax on losses/(gains) on sale of securities	-	1	(93)	10	(79)
Tax on insurance reimbursement of storm expenditures	(89)	(55)	-	(144)	-
Tax on sale of branch	-	-	(138)	-	(138)
Tax on acquisition-related expenses (2)	29	739	62	942	108
Tax on occupancy and bank premises - storm repair	-	-	12	106	326
Core provision for income taxes	4,914	4,261	2,395	15,402	12,850
Net Income Available to Common Shareholders:
Net income available to common shareholders	16,617	13,800	12,068	52,905	52,136
Losses on former bank premises and equipment, net of tax	-	-	62	566	799
Losses/(Gains) on sale of securities, net of tax	2	6	(351)	38	(299)
Insurance reimbursement of storm expenditures, net of tax	(333)	(210)	-	(543)	-
(Gains) on sale of branch	-	-	(354)	-	(354)
Acquisition-related expenses (2), net of tax	109	2,782	204	4,236	407
Occupancy and bank premises - storm repair, net of tax	-	-	45	395	1,230
Core net income available to common shareholders	$16,395	$16,378	$11,674	$57,597	$53,919

Pre-tax, pre-provision earnings available to common shareholders (a+b)	$25,992	$20,649	$15,904	$79,478	$72,605
Losses on former bank premises and equipment	-	-	78	717	1,010
Loss/(Gain) on sale of securities	2	7	(444)	48	(378)
Insurance reimbursement of storm expenditures	(422)	(265)	-	(687)	-
(Gains) on sale of branch	-	-	(492)	-	(492)
Acquisition-related expenses (2)	138	3,521	266	5,178	515
Occupancy and bank premises - storm repair	-	-	57	501	1,556
Core pre-tax, pre-provision earnings	$25,710	$23,912	$15,369	$85,235	$74,816

Average Diluted Common Shares Outstanding	24,757,143	22,650,640	20,462,317	22,817,493	20,634,281

Diluted Earnings Per Common Share:
Diluted earnings per common share	$0.67	$0.61	$0.59	$2.32	$2.53
Losses on former bank premises and equipment, net of tax	-	-	(0.00)	0.02	0.04
Loss/(Gain) on sale of securities, net of tax	0.00	0.00	(0.01)	0.00	(0.02)
Insurance reimbursement of storm expenditures, net of tax	(0.01)	(0.01)	0.00	(0.02)	-
(Gains) on sale of branch, net of tax	-	-	(0.02)	-	(0.02)
Acquisition-related expenses (2), net of tax	0.00	0.12	0.01	0.19	0.02
Occupancy and bank premises -storm repair, net of tax	-	-	-	0.02	0.06
Core diluted earnings per common share	$0.66	$0.72	$0.57	$2.52	$2.61

Pre-tax, pre-provision profit diluted earnings per common share	$1.05	$0.91	$0.78	$3.48	$3.52
Losses on former bank premises and equipment	-	-	0.00	0.03	0.05
Loss/(Gain) on sale of securities	0.00	0.00	(0.02)	0.00	(0.02)
Insurance reimbursement of storm expenditures	(0.02)	(0.01)	0.00	(0.03)	-
(Gains) on sale of branch	-	-	(0.02)	-	(0.02)
Acquisition-related expenses (2)	0.01	0.16	0.01	0.23	0.02
Occupancy and bank premises - storm repair	-	-	-	0.03	0.08
Core pre-tax, pre-provision diluted earnings per common share	$1.04	$1.06	$0.75	$3.74	$3.63

(1) Tax rates, exclusive of certain nondeductible merger-related expenses and goodwill, utilized were 21.00% for 2022 and 2021. These rates approximated the marginal tax rates.
(2) Includes merger and conversion-related expenses and salary and employee benefits.

Business First Bancshares, Inc.
Non-GAAP Measures
(Unaudited)

	Three Months Ended			Year Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
(Dollars in thousands, except per share data)	2022	2022	2021	2022	2021

Total Quarterly/YTD Average Assets	$5,899,972	$5,702,312	$4,584,460	$5,473,508	$4,403,670
Total Quarterly/YTD Average Common Equity	$486,338	$442,778	$430,834	$456,388	$425,692

Net Income Available to Common Shareholders:
Net income available to common shareholders	$16,617	$13,800	$12,068	$52,905	$52,136
Losses on former bank premises and equipment, net of tax	-	-	62	566	799
Losses/(Gains) on sale of securities, net of tax	2	6	(351)	38	(299)
Insurance reimbursement of storm expenditures, net of tax	(333)	(210)	-	(543)	-
(Gains) on sale of branch, net of tax	-	-	(354)	-	(354)
Acquisition-related expenses, net of tax	109	2,782	204	4,236	407
Occupancy and bank premises - storm repair, net of tax	-	-	45	395	1,230
Core net income available to common shareholders	$16,395	$16,378	$11,674	$57,597	$53,919

Return to common shareholders on average assets (annualized) (2)	1.12%	0.96%	1.04%	0.97%	1.18%
Core return on average assets (annualized) (2)	1.10%	1.14%	1.01%	1.05%	1.22%
Return to common shareholders on average common equity (annualized) (2)	13.56%	12.37%	11.11%	11.59%	12.25%
Core return on average common equity (annualized) (2)	13.37%	14.68%	10.75%	12.62%	12.67%

Interest Income:
Interest income	$74,505	$63,473	$42,291	$236,114	$170,438
Core interest income	74,505	63,473	42,291	236,114	170,438
Interest Expense:
Interest expense	18,445	9,993	3,947	36,537	16,554
Core interest expense	18,445	9,993	3,947	36,537	16,554
Other Income:
Other income	8,278	8,115	6,975	29,310	35,782
Losses on former bank premises and equipment	-	-	78	717	1,010
Loss/(Gain) on sale of securities	2	7	(444)	48	(378)
Gain on sale of branch	-	-	(492)	-	(492)
Insurance reimbursement of storm expenditures	(422)	(265)	-	(687)	-
Core other income	7,858	7,857	6,117	29,388	35,922
Other Expense:
Other expense	38,346	40,946	29,415	149,409	117,061
Acquisition-related expenses	(138)	(3,521)	(266)	(5,178)	(515)
Occupancy and bank premises - storm repair	-	-	(57)	(501)	(1,556)
Core other expense	$38,208	$37,425	$29,092	$143,730	$114,990

Efficiency Ratio:
Other expense (a)	$38,346	$40,946	$29,415	$149,409	$117,061
Core other expense (c)	$38,208	$37,425	$29,092	$143,730	$114,990
Net interest and other income (1) (b)	$64,340	$61,602	$44,875	$228,935	$189,288
Core net interest and other income (1) (d)	$63,918	$61,337	$44,461	$228,965	$189,806
Efficiency ratio (a/b)	59.60%	66.47%	65.55%	65.26%	61.84%
Core efficiency ratio (c/d)	59.78%	61.02%	65.43%	62.77%	60.58%

Total Average Interest-Earnings Assets	$5,482,892	$5,287,346	$4,299,135	$5,091,684	$4,011,773

Net Interest Income:
Net interest income	$56,060	$53,480	$38,344	$199,577	$153,884
Loan discount accretion	(4,212)	(1,712)	(1,559)	(9,432)	(7,750)
Net interest income excluding loan discount accretion	$51,848	$51,768	$36,785	$190,145	$146,134

Net interest margin (2)	4.06%	4.01%	3.54%	3.92%	3.84%
Net interest margin excluding loan discount accretion (2)	3.75%	3.88%	3.39%	3.73%	3.64%
Net interest spread (2)	3.43%	3.65%	3.35%	3.57%	3.65%
Net interest spread excluding loan discount accretion (2)	3.13%	3.52%	3.21%	3.38%	3.45%

(1) Excludes gains/losses on sales of securities.
(2) Calculated utilizing an Actual/365 day count convention.

Business First Bancshares, Inc.
Non-GAAP Measures
(Unaudited)

	December 31,	September 30,	December 31,
(Dollars in thousands, except per share data)	2022	2022	2021

Total Shareholders' (Common) Equity:
Total shareholders' equity	$580,481	$508,002	$433,368
Preferred stock	(71,930)	(72,010)	-
Total common shareholders' equity	508,551	435,992	433,368
Goodwill	(88,543)	(88,543)	(59,894)
Core deposit and customer intangible	(14,042)	(14,567)	(12,203)
Total tangible common equity	$405,966	$332,882	$361,271

Total Assets:
Total assets	$5,990,460	$5,806,691	$4,726,378
Goodwill	(88,543)	(88,543)	(59,894)
Core deposit and customer intangible	(14,042)	(14,567)	(12,203)
Total tangible assets	$5,887,875	$5,703,581	$4,654,281

Common shares outstanding	25,110,313	22,605,136	20,400,349

Book value per common share	$20.25	$19.29	$21.24
Tangible book value per common share	$16.17	$14.73	$17.71
Common equity to total assets	8.49%	7.51%	9.17%
Tangible common equity to tangible assets	6.89%	5.84%	7.76%